EXHIBIT 99.2

MARKETING MATERIALS

FOR

NORTH PENN BANK

MHC REORGANIZATION

2nd draft, dated January, 2005

NORTH PENN BANCORP, INC.

STOCK OFFERING MARKETING MATERIALS

TABLE OF CONTENTS(1)

CORRESPONDENCE

Letter to Depositors (Eligible to Vote and Buy – Voting Record Date Depositors)

Letter to ERD and SERD Closed Accounts (Can Buy, Not Vote)

Potential Investor Letter (Call-Ins and Community Prospects)

Letter to States Without Blue Sky Registrations (Can Vote, Not Buy)

Ryan Beck “Broker Dealer” Letter

Stock Order Acknowledgment Letter

Stock Certificate Mailing Letter

Proxygram Vote Reminder #1

Proxygram Vote Reminder #2

ADVERTISEMENTS

Local Newspaper Advertisement (optional – Community Offering must be underway)

Vote — Branch Lobby Poster

Stock Information Center Location Poster

FORMS

Stock Order Form

Proxy Card (not included — drafted by counsel)

OTHER

Map

Envelopes

(1)	Does not include 401(k) offering materials.

NOTE: Community information meetings for potential investors are not expected.

NOTE: The offering package will be mailed only to eligible current/past depositors. No community members will be targeted. We will have offering packages on hand in case the market dictates that we should target a wider base by conducting a Community Offering. The Community Offering, if any, will occur after the Subscription Offering has commenced.

Date

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of North Penn Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (570) 983-0240, from 9:30 a.m. to 4:00 p.m. Eastern Time, Monday through Friday.

Please refer to the batch and order number listed below when contacting the Stock Information Center.

ORDER INFORMATION:

Batch #:

Order #:

No. of Shares Requested:

Offering Category:              (subject to verification; see descriptions below)

STOCK REGISTRATION:

Name 1

Name 2

Name 3

Address 1

Address 2

City, State, Zip

Ownership Type:

Social Security #/Tax ID#:       -    -

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Share allocation procedures and purchase limitations are described in the Prospectus dated                 , 2005, starting on page     .

The offering period ends at 10:00 a.m., Eastern Time, on                 , 2005. We must receive final regulatory approval before stock certificates can be mailed and the newly-issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

North Penn Bancorp, Inc.

OFFERING CATEGORY DESCRIPTION:

1.	Persons with $50 or more on deposit at North Penn Bank as of September 30, 2003;
2.	Employee Stock Ownership Plan;
3.	Persons with $50 or more on deposit at North Penn Bank as of December 31, 2004;
4.	North Penn Bank’s Depositors as of , 2005;
5.	Community Offering – Residents of Lackawanna and Monroe Counties, Pennsylvania;
6.	Community Offering – Persons not qualified in any of the above categories.

NOTE: Printed and mailed in the Stock Information Center after an order is processed.

Dear Stockholder:

I would like to welcome you as a stockholder of North Penn Bancorp, Inc. A total of              shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have any questions about your certificate, please contact our Transfer Agent:

by mail:

Registrar & Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

or

by phone:

(800) 368-5948

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at North Penn Bank’s passbook rate of       %, calculated from the date your subscription funds were received until the date of the check mailed to you.

If your stock order was to be paid in full or in part by authorizing a withdrawal from a North Penn Bank deposit account, the withdrawal necessary to pay for your shares has been made. Interest was earned at your account’s contractual rate and was credited to your account through the date of withdrawal,                     , 2005.

North Penn Bancorp, Inc.’s common stock is quoted on the OTC Bulletin Board, under the symbol “        .”

Thank you for participating in our offering.

Sincerely,

Frederick L. Hickman

President and Chief Executive Officer

NOTE: Letter assumes the order is filled. This letter will be tailored in the event of oversubscription to mention interest plus refund. The letter will be printed and mailed by the Transfer Agent.

LOCAL NEWSPAPER ADVERTISEMENT

(Optional – requires that a Community Offering be underway)

Holding Company for North Penn Bank

UP TO 861,638 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

North Penn Bancorp, Inc., newly-organized to become the stock holding company of North Penn Bank, is conducting its initial public offering of common stock. Following the offering a majority of the shares of North Penn Bancorp, Inc. will be owned by North Penn Mutual Holding Company.

THIS OFFERING EXPIRES AT 10:00 A.M. ON                     , 2005.

To receive a Prospectus, you may call or visit our Stock Information Center, open Monday through Friday, 9:30 a.m. to 4:00 p.m. The Center is located at North Penn Bank, 216 Adams Avenue, Scranton, Pennsylvania. The Stock Information Center phone number is (570) 983-0240.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

VOTE — BRANCH LOBBY POSTER

HAVE YOU CAST YOUR VOTE YET?

Dear Depositors:

We would like to remind you to vote on the proxy cards that we mailed to you regarding two proposals.

Our directors recommend that you join them in voting “FOR” the Plan of Reorganization and “FOR” establishment and funding of a charitable foundation.

The Plan of Reorganization will not result in changes to your account relationships with North Penn Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

Voting does not obligate you to purchase North Penn Bancorp, Inc. stock during the stock offering.

If you have any questions about the stock offering or voting,

Call our Stock Information Center:

(570) - 983 - 0240

Monday through Friday, 9:30 a.m. to 4:00 p.m.

Our Stock Information Center is located at our executive offices:

216 Adams Ave, Scranton, Pennsylvania

This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

STOCK INFORMATION CENTER LOCATION POSTER

LOOKING FOR

NORTH PENN BANCORP INC.’S

STOCK INFORMATION CENTER?

PLEASE CHECK WITH OUR RECEPTIONIST.

Dear Valued Customer:

I am pleased to inform you of an investment opportunity and to request your vote on two proposals. North Penn Bank is reorganizing from a mutual savings bank into the mutual holding company form of organization. North Penn Bank has never been affiliated with another bank. It will remain independent after the reorganization, which is an internal corporate restructuring meant to give us added operating flexibility. Pursuant to our Plan of Reorganization, North Penn Bancorp, Inc., our Bank’s newly formed stock holding company, is conducting its initial public stock offering. As a result of the stock sale, North Penn Bancorp, Inc. will become partially-owned by investors and partially owned by a mutual holding company and a non-profit charitable foundation, both of which we are also forming. As a depositor of the Bank on                     , 2005, you have an opportunity, without any obligation, to purchase shares of North Penn Bancorp, Inc. common stock, before shares are offered for sale to the public.

THE PROXY VOTE     We have received conditional regulatory approval to implement the Plan and to establish a charitable foundation, as described in the enclosed Proxy Statement. We must also receive the approval of our depositors. YOUR PROMPT VOTE IS VERY IMPORTANT. Please sign all of your enclosed proxy cards, and return them to us promptly, using the Proxy Reply Envelope provided. You may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. There are no duplicate proxy cards. NOT RETURNING PROXY CARDS HAS THE SAME EFFECT AS VOTING AGAINST THE TWO PROPOSALS. Our Board of Directors urges you to vote “FOR” the Plan and “FOR” the establishment and funding of the charitable foundation. Please note that:

•	The reorganization will not change our business focus. We will continue to operate as an independent, community-oriented bank.

•	You will continue to enjoy the same services, with the same Board of Directors and staff.

•	The reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts.

•	Deposit accounts will remain insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

THE STOCK OFFERING     Before making an investment decision, please review the enclosed Prospectus, including the section entitled “Risk Factors.” All shares of stock will be sold at $10.00 per share, and purchasers will not pay a sales commission. If you are interested in purchasing shares of North Penn Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms, properly executed and with full payment at $10.00 per share, must be received (not postmarked) no later than 10:00 a.m. Eastern Time, on                     , 2005. Payment may be in the form of check, money order or authorization to withdraw funds (without early withdrawal penalty) from your North Penn Bank deposit accounts.

After the offering concludes, North Penn Bancorp, Inc.’s stock is expected to be quoted and traded on the OTC Bulletin Board.

I invite you to consider this opportunity to share in our future as a stockholder of North Penn Bancorp, Inc., and I thank you for your continued support as a customer of our Bank. If you have questions about the offering, please refer to the Prospectus. For questions regarding voting on the Plan, please refer to the Proxy Statement.

Sincerely,

Frederick L. Hickman

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, (570) 983-0240,

9:30 a.m. to 4:00 p.m. Eastern Time, Monday through Friday

V

Dear Friend:

I am pleased to inform you of an investment opportunity. North Penn Bancorp, Inc., the newly-formed stock holding company of North Penn Bank, is conducting its initial public stock offering. As a result of the stock sale, North Penn Bancorp, Inc. will become partially-owned by investors and partially-owned by a mutual holding company and a non-profit charitable foundation, both of which we are also forming. After the reorganization and related offering, we will continue to operate as an independent, community-oriented bank.

As an eligible depositor of North Penn Bank on September 30, 2003 or December 31, 2004, whose account was closed thereafter, you have a right, without any obligation, to purchase shares of common stock, before shares are offered for sale to the public.

Before making an investment decision, please review the enclosed Prospectus, including the section entitled “Risk Factors.” All shares of stock will be sold at $10.00 per share, and purchasers will not pay a sales commission. If you are interested in purchasing shares of North Penn Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 10:00 a.m. Eastern Time, on                     , 2005.

After the offering concludes, North Penn Bancorp Inc.’s stock is expected to be quoted and traded on the OTC Bulletin Board.

If you have questions regarding the offering, please refer to the enclosed Prospectus, or call our Stock Information Center at the number shown below.

Sincerely,

Frederick L. Hickman President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (570) 983-0240,

From 9:30 a.m. to 4:00 p.m. Eastern Time, Monday through Friday

F

Dear Friend:

I am pleased to inform you of an investment opportunity. North Penn Bancorp, Inc., the newly-formed stock holding company of North Penn Bank, is conducting its initial public stock offering. As a result of the stock sale, North Penn Bancorp, Inc. will become partially-owned by investors and partially-owned by a mutual holding company and a non-profit charitable foundation, both of which we are also forming. After the reorganization and related offering, we will continue to operate as an independent, community-oriented bank.

Enclosed please find a Prospectus describing our organization and the stock offering. Before making an investment decision, please review the enclosed Prospectus, including the section entitled “Risk Factors.” All shares of stock will be sold at $10.00 per share, and purchasers will not pay a sales commission. If you are interested in purchasing shares of North Penn Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 10:00 a.m. Eastern Time, on                     , 2005.

After the offering concludes, North Penn Bancorp Inc.’s stock is expected to be quoted and traded on the OTC Bulletin Board.

If you have questions regarding the offering, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

Sincerely,

Frederick L. Hickman President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (570) 983-0240,

From 9:30 a.m. to 4:00 p.m. Eastern Time, Monday through Friday

C

Dear Valued Customer:

I am pleased to inform you that North Penn Bank is reorganizing from a mutual savings bank into the mutual holding company form of organization. North Penn Bank has never been affiliated with another bank, and will remain independent after the reorganization, which is an internal corporate restructuring meant to give us added operating flexibility. Pursuant to our Plan of Reorganization, North Penn Bancorp, Inc., our Bank’s newly-formed stock holding company, is conducting its initial public stock offering. As a result, our organization will become partially-owned by investors and partially-owned by a mutual holding company and a non-profit charitable foundation, both of which we are also forming.

We have received conditional regulatory approval to implement the Plan and to establish a charitable foundation, as described in the enclosed Proxy Statement. We must also receive the approval of our depositors. YOUR PROMPT VOTE IS VERY IMPORTANT. Please sign all of your enclosed proxy cards, and return them to us promptly, using the Proxy Reply Envelope provided. You may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. There are no duplicate proxy cards. NOT RETURNING PROXY CARDS HAS THE SAME EFFECT AS VOTING AGAINST THE TWO PROPOSALS. Our Board of Directors urges you to vote “FOR” the Plan and “FOR” the establishment and funding of the charitable foundation.

Please note that:

•	The reorganization is an internal corporate restructuring meant to give us added flexibility to better achieve future business goals. We will continue to operate as an independent, community-oriented bank.

•	You will continue to enjoy the same services.

•	The reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts.

•	Deposit accounts will remain insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

Although you may vote on the proposals, we regret that North Penn Bancorp, Inc. is unable to sell its common stock to you because the small number of customers in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a Stock Order Form.

If you have any questions about voting on the proposals, please refer to the enclosed materials or call our Stock Information Center at the number shown below.

I thank you for your continued support as a customer of our Bank.

Sincerely,

Frederick L. Hickman President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (570) 983-0240,

From 9:30 a.m. to 4:00 p.m. Eastern Time, Monday through Friday

B

Dear Sir/Madam:

At the request of North Penn Bancorp, Inc., we are enclosing materials regarding the offering of North Penn Bancorp, Inc. common stock. We have included in the package a Prospectus describing the stock offering. Ryan Beck & Co., Inc. has been retained by North Penn Bancorp, Inc. as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

D

REMINDER

Please vote and return the enclosed

Proxy Card!

IF YOU HAVE NOT YET VOTED THE PROXY CARD(S) WE RECENTLY MAILED TO YOU, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. WE ENCLOSED A REPLY ENVELOPE.

Note that:

•	VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR OFFERING.

•	THE PLAN OF REORGANIZATION CHANGES OUR CORPORATE FORM OF ORGANIZATION. WE WILL REMAIN AN INDEPENDENT BANK, IT WILL NOT RESULT IN CHANGES TO OUR STAFF OR YOUR ACCOUNT RELATIONSHIPS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FDIC – INSURED.

•	YOUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PLAN AND “FOR” ESTABLISHMENT AND FUNDING OF A CHARITABLE FOUNDATION.

•	NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE TWO PROPOSALS.

If you receive more than one of these reminder mailings, please vote each proxy card received. None are duplicates!

QUESTIONS?

Please call our Stock Information Center at (570) 983-0240,

Monday through Friday, from 9:30 a.m. to 4:00 p.m. Eastern Time

P1

PLEASE VOTE AND RETURN THE ENCLOSED PROXY CARD!

Our records indicate that we have not received the Proxy Card(s)

we mailed to you earlier this month. If you did not return your Proxy Card(s) or are unsure whether you did, please vote the enclosed replacement Proxy Card.

YOUR BOARD OF TRUSTEES HOPES THAT YOU VOTE “FOR” THE PLAN AND “FOR” ESTABLISHMENT AND FUNDING OF A CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE TWO PROPOSALS.

Voting does not obligate you to purchase shares of common stock during our offering, nor does it affect your deposit accounts or loans.

If you receive more than one of these remainder mailings, please vote each proxy received. None are duplicates!

THANK YOU!

Questions?

Please call our Stock Information Center, at (570) 983-0240,

Monday through Friday, 9:30 a.m. to 4:00 p.m. Eastern Time

P2